EXHIBIT 10.16



                  UNIVERSAL LEAF TOBACCO COMPANY, INCORPORATED

                         1994 BENEFIT REPLACEMENT PLAN







                                   ARTICLE I

                                    PURPOSE



    The purpose of the Universal Leaf Tobacco Company, Incorporated 1994 Benefit Replacement Plan (hereinafter referred to as the
"Plan") is to provide specified benefits to a select group of management and highly compensated employees who contribute materially to the continued growth, development and future business of the Company and its subsidiaries.



                                   ARTICLE II

                                  ELIGIBILITY



    This Plan shall apply only to officers and employees of Universal Leaf Tobacco Company, Incorporated, of its parent, Universal Corporation, and of certain of their subsidiaries (individually and collectively, the "Company") who are participants in the Universal Leaf Tobacco Company, Incorporated 1994 Deferred Income Plan (the "1994 Deferred Income Plan").



                                  ARTICLE III

                                    BENEFITS



    The normal, early, delayed, and disability retirement benefits and the benefit upon death before retirement to be provided by this Plan shall be the amount for the option selected by the Participant or otherwise provided under and as determined by the Employees' Retirement Plan of Universal Leaf Tobacco Company, Incorporated and Designated Affiliated Companies (hereinafter referred to as the "Retirement Plan") but (i) with the inclusion, for the purpose of computing benefits, of the amounts deferred by the Participant and the exclusion of any payments received, pursuant to the 1994 Deferred Income Plan of the Company, for the years in which such deferrals or payments occurred; and (ii) offset by benefits payable in accordance with the Retirement Plan.

    Payment of benefits hereunder shall coincide with payments from the Retirement Plan and shall be payable to the Participant or the beneficiary designated in the Retirement Plan for the period designated in the Retirement Plan and in the same form as elected by the Participant in the Retirement Plan.



                                   ARTICLE IV

                                    VESTING



    A participant shall have the right to receive a benefit hereunder if and to the extent that at the time his employment is terminated for any reason, he is entitled to receive a benefit under the Retirement Plan. Vesting shall be determined in accordance with the schedule contained in the Retirement Plan. Such employee's rights and benefits shall be determined under provisions of the Plan and the Retirement Plan as in effect on the date of the said employee's termination.

    Notwithstanding the foregoing, a participant shall forfeit all benefits from the Plan if the Company terminates the participant's employment as a result of fraud, dishonesty or embezzlement.



                                   ARTICLE V

                                 ADMINISTRATION



    The Plan shall be administered by the Human Resources and Retirement Committee (the "Retirement Committee") appointed by the Board of Directors of Universal Leaf Tobacco Company, Incorporated, and any decision or interpretation of the Plan, whether it be of content or construction, shall be made solely by the Retirement Committee.

    The Retirement Committee may establish rules and procedures for making such decisions and keep accurate records thereof.

                                   ARTICLE VI

                         OTHER BENEFITS AND AGREEMENTS



    The benefits provided under the Plan are in addition to any other benefits available to such Participant under any other plan or program of the Company for its employees, and, except as may otherwise be expressly provided for, the Plan shall supplement and shall not supersede, modify or amend any other plan or program of the Company. Benefits under the Plan shall not be considered "compensation" for the purpose of computing contributions or benefits under any other plan or plans maintained by the Company or any of its affiliates or subsidiaries which are qualified under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended.



                                  ARTICLE VII

                     RESTRICTIONS ON ALIENATION OF BENEFITS



    No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If any Participant or beneficiary under the Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit hereunder, then such right or benefit, in the discretion of the Company, shall cease, and in such event the Company may hold or apply the same or any part thereof for the benefit of such Participant, his or her spouse, children, or other dependents, or any of them in such manner and in such proportion as the Company may deem proper.



                                  ARTICLE VIII

                               SOURCE OF BENEFITS



    Amounts payable hereunder shall be paid exclusively from the general assets of the Company, and no person entitled to payment hereunder shall have any claim, right, security interest or other interest in any fund, trust, account, insurance contract, or asset of the Company which may be looked to for such payment.
 The Company's liability for the payment of benefits hereunder shall be evidenced only by this Plan.



                                   ARTICLE IX

                                CLAIMS PROCEDURE



    Any claim by a Participant or his beneficiary (hereafter "Claimant") for benefits shall be submitted to the Retirement Committee. The Retirement Committee shall be responsible for deciding whether such claim is within the scope provided by the Plan (a "Covered Claim") and for providing full and fair review of the decision with respect to such claim. In addition, the Retirement Committee shall provide a full and fair review in accordance with ERISA, including without limitation Section 503 thereof.

    Each Claimant or other interested person shall file with the Retirement Committee such pertinent information as the Retirement Committee may specify, and in such manner and form as the Retirement Committee may specify and provide, and such person shall not have any rights or be entitled to any benefits or further benefits hereunder, as the case may be, unless such information is filed by the Claimant or on behalf of the Claimant. Each Claimant shall supply at such times and in such manner as may be required, written proof that the benefit is covered under the Plan. If it is determined that a Claimant has not incurred a Covered Claim or if the Claimant shall fail to furnish such proof as is requested, no benefits or no further benefits hereunder, as the case may be, shall be payable to such Claimant.

    Notice of a decision by the Retirement Committee with respect to a claim shall be furnished to the Claimant within ninety (90) days following the receipt of the claim by the Retirement Committee (or within ninety (90) days following the expiration of the initial ninety (90) day period, in a case where there are special circumstances requiring extension of time for processing the claim). If special circumstances require and extension of time for processing the claim, written notice of the extension shall be furnished by the Retirement Committee to the Claimant prior to the expiration of the initial ninety (90) day period. The notice of extension shall indicate the special circumstances requiring the extension and the date by which the notice of decisions with respect to the claim shall be furnished. Commencement of benefit payments shall constitute notice of approval of a claim to the extent of the amount of the approved benefit. If such claim shall be wholly or partially denied, such notice shall be in writing and worded in a manner calculated to be understood by the Claimant, and shall set forth
(i) the specific reason or reasons for the denial; (ii) specific reference to pertinent provisions of the Plan on which the denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the Plan's claims review procedure. If the Retirement Committee fails to notify the Claimant of the decision regarding his or her claim in accordance with these "Claims Procedure" provisions, the claim shall be deemed denied and the Claimant shall then be permitted to proceed with the claims review procedure provided herein.

    Within sixty (60) days following receipt by the Claimant of notice of the claim denial, or within sixty (60) days following the close of the ninety (90) day period referred to herein, or if the Retirement Committee fails to notify the Claimant of the decision within such ninety (90) day period, the Claimant may appeal denial of the claim by filing a written application for review with the Retirement Committee. Following such request for review, the Retirement Committee shall fully and fairly review the decision denying the claim. Prior to the decision of the Retirement Committee, the Claimant shall be given an opportunity to review pertinent documents and to submit issues and comments to the Retirement Committee in writing. The decision of the Retirement Committee shall be made within sixty
(60) days following receipt by the Retirement Committee of the request for review (or within one hundred and twenty (120) days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing such denied claim). The Retirement Committee shall deliver its decision to the Claimant in writing. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

    For all purposes under the Plan, the decision with respect to a claim if no review is requested and the decision with respect to a claim if review is requested shall be final, binding and conclusive on all interested parties as to matters relating to the Plan.



                                   ARTICLE X

                           AMENDMENT AND TERMINATION



    The Plan may be terminated or amended at any time by resolution of the Executive Committee of the Board of Directors of the Company, with the approval of the Executive Compensation
Committee of the Board of Directors of Universal Corporation, which is communicated in writing to participants within sixty
(60) days of its adoption. Such termination or amendment shall not affect or alter the benefits paid or obligations to any participant who retired prior to such termination or amendment and shall not affect or alter the benefits payable hereunder as a result of agreements entered into with Participants under the 1994 Deferred Income Plan; provided, however, that to the extent that benefits paid or payable, pursuant to such agreements may be modified, benefits payable under this Plan may also be modified accordingly.



                                   ARTICLE XI

                                 MISCELLANEOUS



    Any notice which shall be or may be given under the Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to the Company at P. O. Box 25099, Hamilton Street at Broad, Richmond, Virginia 23260, marked for the attention of the Secretary; or if notice to a Participant or beneficiary, addressed to the Participant's or beneficiary's last known address.

    The Plan does not in any way obligate the Company to continue the employment of an employee with the Company, nor does it limit the right of the Company at any time to terminate a Participant's employment.

    Masculine pronouns wherever used shall include feminine pronouns and the singular shall include the plural.



                                  ARTICLE XII

                                 EFFECTIVE DATE





    The Plan shall be effective July 1, 1994.